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                                                                   Exhibit 3.134

                                     BYLAWS

                                       OF

                             HARDWICK LANDFILL, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of stockholders shall be held on the second Tuesday in June of each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 a.m. unless a different hour and date is fixed by the Directors and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

     Section 2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by two or more Directors. Upon written application of one or more stockholders who hold at least ten percent (10%) of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer. The call for the meeting shall state the date, hour and place and the purposes of the meeting.

     Section 3. PLACE OF MEETING. Meetings of the stockholders may be held anywhere in the United States of America, and the place of any meeting shall be designated in the call thereof, or if no place is so designated, then the place shall be presumed to be the principal office of the corporation.

     Section 4. NOTICE OF MEETINGS. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or by the person calling the meeting not less than 7 nor more than 60 days before the meeting to each stockholder entitled to vote thereat and to each stockholder, who by law, by the Articles of Organization or by these Bylaws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the

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books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney there- unto authorized, is filed with the record of the meeting.

     Section 5. QUORUM. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

     Section 6. VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to the exercise of the proxy the corporation received a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     Section 7. RECORD DATE. The Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

     Section 8. ACTION AT MEETING. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present

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or represented and voting on a matter) except where a larger vote is required by law, or these Bylaws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

     Section 9. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE II

                                    DIRECTORS

     Section 1. POWERS. The business of the corporation shall be managed under the direction of a Board of Directors who may direct the exercise of all the powers of the corporation except as otherwise provided by law, or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     Section 2. ELECTION. A Board of Directors of such number, not less than three, nor more than seven, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting; provided, however, that the number of directors may be less than three when all of the shares are owned by less than three stockholders, but in such event the number of directors may not be less than the number of stockholders.

     Section 3. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 4. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the stockholders at a special meeting

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called for the purpose of filling such a vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of any increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 5. REMOVAL. A Director may be removed from office with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors.

     Section 6. MEETINGS. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

     Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or two or more Directors. Both regular and special meetings may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

     Section 7. NOTICE OF MEETINGS. Notice of all special meetings of the Directors shall be given to each Director by the Clerk, or if there be no Clerk, by the Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

     Section 8. QUORUM. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn the meeting from time to time without further notice.

     Section 9. ACTION AT MEETING. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the

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Articles of Organization, or by these Bylaws, shall be sufficient to decide such matter.

     Section 10. ACTION BY CONSENT. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

     Section 11. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless he shall file his written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Clerk of the corporation within twenty-four hours after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 12. PERSONAL LIABILITY. No Director of the corporation shall be personally liable to the corporation or the Stockholders of the corporation for monetary damages for breach of a fiduciary duty as a Director of the corporation, except (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law (iii) any transaction from which the Director derived an improper personal benefit, or
(iv) as otherwise provided by law.

                                   ARTICLE III

                                    OFFICERS

     Section 1. ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Clerks as the Directors may determine.

     Section 2. ELECTION. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

     Section 3. QUALIFICATION. The President may, but need not be a Director. No officer need be a stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful

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performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

     Section 4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 5. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served hereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 7. PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the Clerk or any other proper officer of the corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President may sign, with the Treasurer or any Assistant Treasurer of the corporation, certificates for shares of the corporation, the issuance of which shall have been authorized by the Board of Directors of the corporation.

     Section 8. THE VICE PRESIDENTS. In the absence of the President or in the event of his death or inability to act, the

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Vice President (or in the event there be more than one Vice President, the Vice
President in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Treasurer or any Assistant Treasurer of the corporation, certificates for shares of the corporation, the issuance of which shall have been authorized by the Board of Directors of the corporation. Any Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 9. THE CLERK. The Clerk shall: (a) keep the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; and in general perform all duties incident to the office of Clerk and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 10. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; (b) have general charge of the stock transfer books of the corporation; (c) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; and (d) in general perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the President or by the Board of Directors.

     Section 11. ASSISTANT CLERKS AND ASSISTANT TREASURERS. The Assistant Clerks and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Clerk or the Treasurer, respectively, or by the President or the Board of Directors.

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                                   ARTICLE IV

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                    ARTICLE V

                                  CAPITAL STOCK

     Section 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of issue. In the event that the offices of President and Treasurer are held by the same person, and there is no Vice President or Assistant Treasurer then in office, in such case the stock certificate may be signed by

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the Clerk as well as by the person who is both President and Treasurer.

     Every certificate for shares of stock which is subject to any restriction on transfer pursuant to the Articles of Organization, the Bylaws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     Section 3. TRANSFERS. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the corporation of his post office address.

     Section 4. REPLACEMENT OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

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     Section 1.     FISCAL YEAR. Except as from time to time otherwise
determined by the Directors, the fiscal year of the corporation shall be the twelve months ending March 31.

     Section 2. SEAL. The seal of the corporation shall, subject to alteration by the Directors, impress its name, the word "Massachusetts", and the year of its incorporation.

     Section 3. CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, Bylaws and any records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

     Section 4. INDEMNIFICATION. A Director or Officer of the corporation shall be indemnified by the corporation for any and all claims, expenses, judgments, fines, amounts paid in settlement, and any other liabilities (including payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding) with respect to any matter arising out of the performance of his or her duties as such Officer or Director, unless the Director or Officer shall have been adjudicated in any proceeding not to have acted in good faith.

     The corporation shall also have power to purchase and maintain insurance on behalf of a Director and/or an Officer of the corporation against any liability incurred as a Director or Officer of the corporation, or arising out of his or her status as such.

     Section 5. ARTICLES OF ORGANIZATION. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

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     Section 6.     AMENDMENTS. These Bylaws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting.


Approved as of April 27, 1992.

By      /s/ Calvin W. Annino
  -----------------------------------
  Calvin W. Annino, Jr., Incorporator

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